Exhibit 31.2

CERTIFICATIONS

RULE 13a-14(a)/15d-14(a) CERTIFICATIONS OF PRINCIPAL FINANCIAL OFFICER

I, Troy Adair, certify that:

1) I have reviewed this annual report on Form 10-K/A of Farmers National Banc Corp.;

2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Troy Adair
Troy Adair
Executive Vice President and Treasurer
(Principal Financial Officer)
August 7, 2024